As filed with the Securities and Exchange Commission on September 15, 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-1743430 (I.R.S. Employer Identification No.)

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

(Address of principal executive offices) (Zip code)

Bone Biologics Corporation 2015 Equity Incentive Plan

(Full title of the plan)

Jeffrey Frelick

Chief Executive Officer

Bone Biologics Corporation

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

(Name and address of agent for service)

(781) 552-4452

(Telephone number, including area code, of agent for service)

Copy to:

Alexander R. McClean

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

(585) 231-1248

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On August 3, 2016, Bone Biologics Corporation, or the Company, filed a Registration Statement on Form S-8 (File No. 333-212890), or the Original Registration Statement, with the Securities and Exchange Commission, to register an aggregate of 35,918 shares of common stock of the Company, par value $0.001 per share, or Common Stock, that may be issued pursuant to the Company’s 2015 Equity Incentive Plan, or the 2015 Plan.

The Company is filing this Registration Statement to register an additional 5,000,000 shares of Common Stock that may be issued under the 2015 Plan. The Company’s stockholders approved increasing the shares of Common Stock under the 2015 Plan by 5,000,000 shares at the Company’s Annual Meeting of Stockholders on September 12, 2023.

All of the share amounts presented herein reflect the 30-to-1 reverse stock split effective June 5, 2023, the 2.5-to-1 reverse stock split effective October 8, 2021, and the 10-to-1 reverse stock split effective July 16, 2018.

The Original Registration Statements is currently effective. Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, including all attachments and exhibits thereto, are incorporated herein by reference, except as amended hereby.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by Bone Biologics Corporation ( the “Company,” or “our,”) with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference in this registration statement (except for portions thereof furnished or otherwise not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K, which are deemed not to be incorporated by reference into this Registration Statement):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 30, 2023;

●	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023 filed on May 15, 2023 and August 14, 2023, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on May 19, 2023, June 6, 2023, June 16, 2023, July 5, 2023, and September 12, 2023; and

●	The description of the Common Stock incorporated by reference to our Registration Statement on Form 8-A that was filed with the SEC on October 8, 2021, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for the portions thereof furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation, of Bone Biologics Corporation, as filed with the Delaware Secretary of State on July 28, 2014 (incorporated herein by reference to Exhibit 3.1(i) to current report on Form 8-K, File No. 000-53078, filed September 25, 2014)

4.2	Certificate of Amendment as filed with the Delaware Secretary of State on June 5, 2023 (incorporated herein by reference to Exhibit 3.1 to current report on Form 8-K, File No. 000-40899, filed June 6, 2023)

4.3	Amended and Restated Bylaws of Bone Biologics Corporation (incorporated herein by reference to Exhibit 3.1 to current report on Form 8-K, File No. 000-53078, filed March 8, 2022)

5.1*	Opinion of Harter Secrest & Emery LLP

23.1*	Consent of Independent Registered Public Accounting Firm, Weinberg & Company, P.A.

23.2*	Consent of Harter Secrest & Emery LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this registration statement)

99.1	Bone Biologics Corporation 2015 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to current report on Form 8-K, File No. 000-53078, filed January 4, 2016)

99.2	First Amendment to the registrant’s 2015 Equity Incentive Plan (Incorporated by reference to Annex B to the registrant’s Proxy Statement on Schedule 14A filed August 3, 2023).

107*	Filing Fee Table

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, in the Commonwealth of Massachusetts, on September 15, 2023.

BONE BIOLOGICS CORPORATION

By:	/s/ Jeffrey Frelick
Jeffrey Frelick
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Bone Biologics Corporation, hereby constitute and appoint Jeffrey Frelick, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstituting, to sign for him or her and in his or her name in the capacities indicated below any and all amendments or supplements to this registration statement on Form S-8 (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and otherwise) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Frelick	Chief Executive Officer	September 15, 2023
Jeffrey Frelick	(Principal Executive Officer)

/s/ Deina H. Walsh	Chief Financial Officer	September 15, 2023
Deina H. Walsh	(Principal Financial Officer and Principal Accounting Officer)

/s/ Don R. Hankey	Chairman of the Board of Directors	September 15, 2023
Don R. Hankey

/s/ Bruce Stroever	Director	September 15, 2023
Bruce Stroever

/s/ Erick Lucera	Director	September 15, 2023
Erick Lucera

/s/ Siddhesh Angle	Director	September 15, 2023
Siddhesh Angle

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